                                                                EXHIBIT 4.01

                         CERTIFIED CORPORATE RESOLUTION

     I, Joan B. Marshall, do hereby certify that I am the duly elected and qualified Secretary of The Bank of Nashville, and that the following is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors of The Bank of Nashville, convened and held in accordance with applicable law and the bylaws of The Bank of Nashville on the 15th day of February, 1994, and that such resolutions are now in full force and effect:

     WHEREAS, warrants for the common stock of The Bank of Nashville ("Warrants") have been duly issued; and

     WHEREAS, the expiration of the exercise period for the Warrants is December 31, 1995; and

     WHEREAS, the discrepancy between the exercise price of the Warrants and the current market price of the common stock of The Bank of Nashville makes the exercise of any of the Warrants unlikely prior to the expiration of the current exercise period; and

     WHEREAS, in order to facilitate The Bank of Nashville's initial objective of adding to its working capital the proceeds which might be received from the exercise of the Warrants, and in order to protect the interests of those persons who currently hold such Warrants, the Board of Directors of The Bank of Nashville has determined the following:

     NOW, THEREFORE, BE IT RESOLVED, that the expiration of the exercise period for the Warrants shall be and is extended until December 31, 1998; and

     BE IT RESOLVED FURTHER, that this extension shall be deemed by the Board of Directors of The Bank of Nashville to be fair to The Bank of Nashville; and

     BE IT RESOLVED FURTHER, that the President of The Bank of Nashville, or his designate, be and hereby is authorized and directed to take from time to time any and all action necessary or desirable to carry out the purposes of the forgoing resolution.

     Dated this l5th day of February, 1994.


         /s/ Joan B. Marshall
         -------------------------------
             Joan B. Marshall, Secretary

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                                WARRANT AGREEMENT

     This Agreement dated as of August 1, 1989, between The Bank of Nashville, a Tennessee bank (the "Issuer"), and The Bank of Nashville, Trust Department (the Warrant Agent").

                                   WITNESSETH:

     WHEREAS, the Issuer has authorized the issuance and sale of its Warrant Certificates (the "Warrant Certificates") evidencing the right to purchase an aggregate of up to 5,094,000 shares of Common Stock, par value $6.00 per share, of the Issuer (herein called "Common Stock") at a price of $12.50 per share, subject to adjustment as hereinafter provided (the "Purchase Price") ( each share of Common Stock purchasable pursuant to the Warrant Certificates being herein called a Share" and all such shares being herein collectively called the "Shares"); and

     WHEREAS, the Issuer desires the Warrant Agent to act on behalf of the Issuer in connection with the issuance, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I:

            ISSUANCE, EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

     SECTION 1.01. Subject to Sections 2.03(b), 4.02, and 5.01 hereof, upon the execution of this Agreement, Warrant Certificates evidencing an aggregate of up to 5,094,000 warrants to purchase Common Stock ("Warrants") shall be executed by the Issuer and delivered to the Warrant Agent for counter-signature, and the Warrant Agent shall, upon written order of the Issuer signed by an authorized officer, thereupon countersign and hold and deliver said Warrant Certificates in accordance with such written order and the provisions of this Agreement. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by Sections 2.03(b), 4.02, and 5.01 hereof.

     SECTION 1.02. The Warrant Certificates (and the form to be printed on the reverse thereof [the Purchase Forms]) shall be substantially of the tenor and purport recited in Exhibit A hereto and may have such letters, numbers or other marks of identification, or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other organized trading market on which the Warrant Certificates may be listed or traded, or to conform to usage. The Warrant Certificates shall be dated the date of their issue, and shall entitle the registered holders thereof to purchase Shares at a price per Share set forth herein, subject to adjustment from time to time pursuant to the provisions of Article III hereof.


     The Warrant Certificates shall be executed on behalf of the Issuer by a duly authorized officer of the Issuer, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Issuer who shall have signed any of the Warrant Certificates shall cease to be such officer of the Issuer before countersignature by the Warrant Agent and issue and delivery thereof by the Issuer, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, and issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Issuer. Any Warrant Certificate may be signed on behalf of the Issuer by the person who at the actual date of the signing of such Warrant Certificate shall have been the proper officer of the Issuer, although at the date of issuance of such Warrant Certificate any such person may not be such officer of the Issuer.


                                   ARTICLE II

          WARRANT PRICE, DURATION AND EXERCISE OF WARRANT CERTIFICATES

     SECTION 2.01. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of this Agreement, to purchase from the Issuer one Share for each Warrant represented thereby at the Purchase Price. The Purchase Price shall be payable in full at the time of exercise.

     SECTION 2.02. Warrant Certificates may be exercised during the period commencing on the date hereof and terminating at 5:00 p.m. local time in the City of Nashville, Tennessee on

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

     December 31, 1995 (the "Termination Time"). Each Warrant Certificate not exercised during said period shall become void, and all rights of the registered holder thereunder and under this Agreement shall cease after the Termination Time.

     SECTION 2.03. (a) During the period specified in Section 2.02, a Warrant Certificate may be exercised in whole or in part by surrendering it at the principal office of the Warrant Agent with the Purchase Form duly executed and by paying in full, in lawful money of the United States of America, by cash, check or money order, the Purchase Price for each Share as to which the Warrant Certificate is exercised. No adjustment shall be made for any dividends on any Shares issuable on exercise of a Warrant Certificate.

     (b) As soon as practicable after the exercise of any Warrant Certificate, the Issuer shall cause to be issued or transferred and delivered to or upon the order of the registered owner of such Warrant Certificate, certificates for the number of Shares to which he is entitled, registered in such name or names as may be directed by him, and, if such Warrant Certificate was not exercised in full, a new Warrant Certificate registered in such name or names as may be directed by him for the number of Warrants as to which such Warrant Certificate was not exercised.

     (c) The Issuer shall pay any taxes which may be payable in respect of the issue or transfer of any Shares deliverable upon exercise of a Warrant Certificate, except that the Issuer shall not be required to pay any tax imposed in connection with any transfer involved in the issuance of a certificate for Shares, or any Warrant Certificate representing unexercised Warrants, in any name other than that of the registered holder of the Warrant Certificate surrendered for exercise; and in such case the Issuer shall not be required to deliver any certificate representing the securities purchased upon exercise, or any Warrant Certificate representing unexercised Warrants, until such tax shall have been paid or it has been established to the Issuer's satisfaction that no tax is due.

     (d) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the owner of the Shares represented thereby on the date on which the Warrant Certificate was surrendered and payment of the Purchase Price and any applicable taxes was made, irrespective of the date of delivery of such certificate.

                                 ARTICLE III

                   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF
                               SHARES PURCHASABLE

     The Purchase Price, the number of Shares purchasable and the kind of securities or other property deliverable pursuant to the Warrant Certificates shall be subject to adjustment from time to time as follows:

     SECTION 3.01. (a) In case the Issuer shall at any time exchange as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of. shares of Common Stock then outstanding into a different number of shares, with or without par value, then thereafter the number of Shares which the registered holder of a Warrant Certificate shall be entitled to purchase (calculated immediately prior to such exchange), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock of the Issuer by reason of such exchange, and the Purchase Price of the Shares after such change shall, in case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the number of shares of Common Stock, be proportionately increased.

     (b) In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 3.01(a)), or in case of any consolidation or merger to which the Issuer is a party or pursuant to which the Issuer's shareholders receive shares of stock, other securities or other property in exchange for their Common Stock, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Issuer as an entirety, the Issuer, or such successor or purchasing corporation, as the case may be, shall provide that the registered holder of a Warrant Certificate shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property-receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of Shares which a Warrant Certificate entitles the registered holder hereof to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor corporation, which thereafter shall be deemed to be the Issuer for purposes of a Warrant Certificate, shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III.
                                     - 4 -

     (c) No adjustment in the Purchase Price shall be required by this Article III unless such adjustment would require an increase or decrease of at least one cent in such price; provided, however, that any adjustments which by reason of this sub-section (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article III shall be made to the nearest one-tenth of one cent or to the nearest one-hundredth of a Share.


     SECTION 3.02. If there shall be any adjustment as provided above in Section
3.01 hereof, or if securities or property other than shares of Common Stock of the Issuer shall become purchasable in lieu of Shares of such Common Stock upon exercise of a Warrant Certificate, the Issuer shall forthwith cause written notice thereof to be sent by first class U.S. mail, postage prepaid, to the registered holders of the Warrant Certificates at the addresses of such holders shown on the books of the Issuer, which notice shall be accompanied by a certificate of the Issuer's chief financial officer setting forth in reasonable detail the basis for the holders' becoming entitled to purchase such shares and the number of shares which may be purchased and the Purchase Price thereof, or the facts requiring any such adjustment and the Purchase Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of the Warrant Certificates, as the case may be.

     SECTION 3.03. As used herein the term "Common Stock" shall mean and include the Issuer's presently authorized Common Stock and shall also include any capital stock of any class of the Issuer hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Issuer; provided that the Shares purchasable pursuant to the Warrant Certificates shall include only shares designated as Common Stock of the Issuer on the date hereof, or in case of any reorganization, reclassification, consolidation, merger, amalgamation or sale of assets of the character referred to in Section 3.01 hereof, the shares of stock, securities or property provided for in Section 3.01.

     SECTION 3.04. No fractional Shares shall be issued upon any exercise of Warrant Certificates. As to any fraction of a share which the same holder of one or more Warrant Certificates which are exercised in the same transaction would otherwise be entitled to purchase on such exercise, a cash adjustment shall be paid by the Issuer in lieu of such fractional share, in an amount equal to the same fraction of the market price per share of the Shares (as determined by the Issuer, at the close of business on the business day prior to the exercise date.
                                     - 5 -

                                   ARTICLE IV

                OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED
                         HOLDERS OF WARRANT CERTIFICATES

     SECTION 4.01. The Warrant Certificates shall be issued in registered form only and no Warrant Certificate shall entitle the registered holder thereof to any of the rights of a holder of shares of Common Stock of the Issuer, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any pre-emptive right, or to receive any notice of, or to attend, meetings of holders of Common Stock or any other proceedings of the Issuer, except that should the Issuer, during the term of this Agreement, declare a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (computed in accordance with generally accepted accounting principles) or otherwise than in Common Stock or securities convertible into Common Stock or make any other distribution in respect of the Common Stock, then, thereafter, the registered holders of Warrant Certificates, upon exercise of a Warrant Certificate, shall receive the Shares purchasable upon such exercise and, in addition and without further payment, the cash, stock or other securities and/or other property which the registered holder of a Warrant Certificate would have received by way of dividends (otherwise than in cash out of such earnings or earned surplus or in Common Stock or securities convertible into Common Stock) and/or any other distributions in respect of the Common Stock as if, continuously since the date hereof, such registered holder of a Warrant Certificate (a) had been the record holder of the number of Shares then being purchased, and (b) had retained all such cash, stock and other securities (other than Common Stock or securities convertible into Common Stock) and/or other property payable in respect of such Shares or in respect of any stock or securities paid as dividends and originating directly or indirectly from such Shares.

     SECTION 4.02. If any Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Issuer may in its discretion direct the Warrant Agent to countersign and deliver in exchange and substitution for and- upon cancellation of a mutilated Warrant Certificate or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence satisfactory to the Issuer and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate, evidence of the ownership thereof and, indemnity if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer or Warrant Agent may prescribe. Any such new Warrant

Certificate shall constitute an additional contractual obligation of the Issuer, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     SECTION 4.03. Notwithstanding any of the provisions of this Agreement, any registered holder of any Warrant Certificate without the consent of the Warrant Agent or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Issuer shiftable to enforce, or otherwise in respect of, his right to exercise his Warrant Certificate in the manner provided in his warrant Certificate and in this Agreement.

     SECTION 4.04. There have been reserved, and the Issuer shall at all times keep reserved, out of its authorized and unissued shares and treasury shares, if any, a number of Shares sufficient to permit the exercise in full of all the outstanding Warrant Certificates and the transfer agent for the Shares (the "Transfer Agent") and every subsequent Transfer Agent for the Shares is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as shall be requisite for such purpose. The Issuer will keep a copy of this Agreement on file with the Transfer Agent for the Shares and with every subsequent Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent certificates for Shares required to honor outstanding Warrant Certificates. The Issuer will supply such Transfer Agent with duly executed share certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.04 hereof. All Warrant Certificates surrendered upon the exercise or redemption thereof shall be cancelled by the warrant Agent and shall thereafter be delivered to the Issuer and such cancelled Warrant Certificates, with the Purchase Form duly filled in and signed, shall constitute sufficient evidence of the number of Shares which have been issued by the exercise of such Warrant Certificates and the redemption of such Warrant Certificates. Promptly after the expiration of the Warrant Certificates, the Warrant Agent shall certify to the Issuer the total aggregate amount of Warrant Certificates then outstanding and unexercised, and thereafter no Shares shall be subject to reservation in respect of such Warrant Certificates.

                                    ARTICLE V

                  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     SECTION 5.01. The Warrant Agent shall cause to be kept at the principal office of the Warrant Agent a register in which, subject to such reasonable regulations as the Issuer may prescribe, provision shall be made for the registration of transfers of Warrant Certificates as herein provided. Warrants may be presented for transfer at such principal office.

     At the option of the registered holder, Warrant Certificates may be exchanged for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the principal office of the Warrant Agent. Whenever any Warrant Certificates are so surrendered for exchange, the Issuer shall execute, and the Warrant Agent shall authenticate and deliver, the Warrant Certificates which the registered owner making the exchange is entitled to receive.

     All Warrant Certificates issued upon any transfer or exchange of Warrant Certificates shall be the valid obligations of the Issuer, evidencing the same obligations and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered for such transfer or exchange.

     Every Warrant Certificate presented or surrendered for transfer or exchange shall (if so required by the Warrant Agent) be duly endorsed by, or be accompanied by, a written instrument of transfer, in form satisfactory to the Warrant Agent duly executed by the registered owner thereof or his attorney duly authorized in writing and bearing such guarantees of signature as the Warrant Agent may require.

     No service charge shall be made for any transfer or exchange of Warrant Certificates. The Issuer will require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of Warrant Certificates.

     The Issuer and the Warrant Agent may deem and treat the registered holder of any Warrant Certificate as the true and lawful owner thereof for all purposes, and neither the Issuer nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5.02. Any Warrant Certificate surrendered for exchange or upon the exercise thereof shall be cancelled and shall not be reissued by the Warrant Agent on behalf of the Issuer and, except as provided in Section 4.01 in case of an exchange or Section 2.03(b) in case of a partial exercise of a Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof.

                                   ARTICLE VI

                 CONCERNING THE WARRANT AGENT AND OTHER MATTERS

     SECTION 6.01. The Issuer will from time to time promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Issuer or the Warrant Agent upon the transfer or delivery of Shares upon the exercise of Warrant Certificates, but the Issuer shall not be obligated to pay any tax imposed in connection with any transfer involved in the delivery of a certificate for Shares in any name other than that of the registered holder of the Warrant Certificate surrendered in connection with the purchase thereof.

     SECTION 6.02. (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice in writing to the Issuer, except that such shorter notice may be given as the Issuer shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Issuer shall appoint in writing a new Warrant Agent. If the Issuer shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Issuer or by such a court, shall be a corporation organized and doing business under the laws of the United States or any State, of good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $20,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or State supervising or examining authority. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder and thereupon such new Warrant Agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any such appointment, the Issuer shall file notice thereof with the former Warrant Agent. The Issuer shall promptly give notice of any such appointment to the registered holders of the Warrants by mail, first class, postage prepaid, at their addresses as shown on the Warrant Certificate Register of the Issuer. Failure to file or give such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

     (b) Any company into which the Warrant Agent or any new Warrant Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of paragraph (a) of this Section 7.02. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and deliver Warrant Certificates countersigned and not delivered by such predecessor Warrant Agent or may countersign Warrant Certificates either in the name of any predecessor Warrant Agent or the name of the successor Warrant Agent.

     SECTION 6.03. The Issuer agrees (i) that it will pay the Warrant Agent for its services as Warrant Agent according to the fee schedule on Exhibit B attached hereto and incorporated herein and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and (ii) that it will perform, exercise, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     SECTION 6.04. (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Issuer), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established, or that any instructions with respect to the performance of its duties hereunder be given, by the Issuer prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by an officer of the Issuer and delivered to the Warrant Agent; and such certificate or instrument shall be .~11 warrant to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate or instrument; but in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

     (c) The Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Issuer agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Issuer only.

     (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Issuer of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment in the Purchase Price, or number of Shares issuable upon exercise of the Warrant Certificates or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Shares or other securities are or will be validly authorized and issued and fully-paid and non-assessable. The Warrant Agent shall have no duty with respect to any supplemental agreement or certificate provided for in Article III except to make available for inspection any such document filed with it to any registered holder of Warrant Certificates during reasonable business hours.

     SECTION 6.05. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

     SECTION 6.06. The Want Agent may, without the consent or concurrence of the registered holders of the Warrant Certificates, by supplemental agreement or otherwise,. join with the Issuer in making any changes or corrections in this Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or (ii) add to the covenants and agreements of the Issuer in this Agreement such further covenants and agreements thereafter to be observed, or surrender any right or power reserved to or conferred upon the Issuer in this Agreement, provided that such changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates including, without limitation, reducing the Purchase Price of the shares purchasable pursuant to the Warrant Certificates or extending the exercise period of the Warrant Certificates.

     SECTION 6.07. All the covenants and provisions of this Agreement by or for the benefit of the Issuer or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 6.08. Upon any merger or consolidation of the Issuer with or into any other corporation, or the sale or transfer of its property, assets and business substantially as an entirety to a successor, the corporation resulting from such merger or consolidation (if not the Issuer), or such successor, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Issuer.

     SECTION 6.09. Any notice or demand authorized by this Agreement to be given or made by the warrant Agent or by the registered holder of any Warrant Certificate to or on the Issuer shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Issuer with the Warrant Agent), as follows:

                             The Bank of Nashville
                             Attn: J. Richard Chambers
                             222 Third Avenue North
                             Suite 316
                             Nashville, Tennessee 37201

Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Issuer to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Issuer), as follows:

                             The Bank of Nashville, Trust Department
                             Attn: Bruce L. Mitchell
                             222 Third Avenue North
                             Suite 316
                             Nashville, Tennessee 37201

     SECTION 6.10. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of Tennessee.

     SECTION 6.11. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Issuer, the Warrant Agent, and the registered holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Issuer, the Warrant Agent, their respective successors, and the registered holders of the Warrant Certificates.

     SECTION 6.12. The descriptive headings of the several Articles of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.13. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of August 1, 1989, and effective as of the day and year first above written.



                                      THE BANK OF NASHVILLE
                                      By: J. Richard Chambers
                                          ------------------------
                                          J. Richard Chambers
  Attest:                                 President and CEO

/s/ Joan B. Marshall
--------------------
  (Secretary)
                                      THE BANK OF NASHVILLE,
                                      Trust Department

                                      By: /s/ Bruce L. Mitchell
                                         -------------------------
                                         Bruce L. Mitchell
                                         Senior Vice President, Trust
 Attest:

                              THE BANK OF NASHVILLE

             INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE

                       Warrants Expire December 31, 1995.




THIS CERTIFIES THAT


                                                     IS THE REGISTERED HOLDER OF


COMMON STOCK PURCHASE WARRANTS (the "Warrants") expiring December 31, 1995, as provided in the Warrant Agreement, dated August 1, 1989, to purchase common stock, par value $6.00 per share, of The Bank of Nashville, a Tennessee bank (the "Bank"). Each Warrant entitles the holder to purchase from the Bank, on or before 5:00 p.m. local time December 31, 1995, in Nashville, Tennessee one fully paid and nonassessable share of common stock of the Bank at the purchase price (the "Purchase Price") at the time in effect under the Warrant Agreement ($12.50 per share at the time of the issuance of the Warrants), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of such Purchase Price at the principal corporate trust office of the Warrant Agent in Nashville, Tennessee, but only subject to the conditions set forth of the in the Warrant Agreement; provided, however, that the number of kind of shares (or in certain events other property) purchasable upon exercise of the Warrant an payment of the purchase price may as of the date of this Warrant Certificate have been, or may after such a date be, adjusted as a result of the occurrence of certain events as more fully provided in the Warrant Agreement. A copy of the Warrant Agreement is available for inspection during normal business hours in the office of the Warrant Agent. Payment of the Purchase Price shall be made in cash or by certified or official bank check payable to the order of the Bank.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, The Bank of Nashville has caused this Warrant
Certificate to be duly executed under its facsimile corporate seal and the facsimile signatures of its authorized officers.



ATTEST:
       /s/ Joan B. Marshall                               /s/J Richard Chambers
             Secretary                                        President


Dated:
                                                          Countersigned:

                          [SEAL THE BANK OF NASHVILLE]


                                                          THE BANK OF NASHVILLE
                                                           NASHVILLE TENNESSEE
        SEE REVERSE FOR
        CERTAIN DEFINITIONS                                    Warrant Agent



                                                           Authorized Signature

                              THE BANK OF NASHVILLE


     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of supervisorship and not as tenants in common

UNIF GIFT MIN ACT  ..........Custodian..........
                   (Cust)                (Minor)
                   under Uniform Gifts to Minors
                   Act .........................
                              (State)

    Additional abbreviations may also be used though not in the above list.

     The undersigned hereby (1) irrevocably elects to exercise ___________ Warrants, evidenced by the within Warrant Certificate and to purchase thereunder ________ full shares of the common stock issueable upon exercise of said Warrants, (2) makes payment in full of the Purchase Price of such shares and any applicable taxes, (3) requests that certificates for such shares be issued in the name of and delivered to the following: (PLEASE PRINT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, AND NAME AND ADDRESS)

SOCIAL SECURITY NUMBER OR OTHER
     IDENTIFYING NUMBER
___________________________

___________________________

_______________________________________________________________________________
Name
_______________________________________________________________________________
Street Address or Post Office Box
_______________________________________________________________________________
City, State, Zip Code

and (4) if said number of Warrants shall not be all the Warrants evidenced by the within Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercise be issued in the name of and delivered to the following:

_______________________________________________________________________________
Name
_______________________________________________________________________________
Street Address or Post Office Box
_______________________________________________________________________________
City, State, Zip Code

Dated_____________________, 19 ________


Signature:_____________________________________________________________________

NOTICE: The above signature must correspond with the name as written the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEE:

                               FORM OF ASSIGNMENT
               (To Be Executed by the Registered Holder to Assign
                 Warrants Evidenced by the Warrant Certificate)

FOR VALUE RECEIVED _____________________________________________________ hereby sells, assigns and transfer unto_______________________________________________

________________________________________________________________________________

________________________________________________________________________________
Warrants, evidenced by the Warrant Certificates, and does hereby irrevocably constitute and appoint____________ Attorney to transfer the said Warrants evidenced by the Warrant Certificate on the books of the Bank, with full power of substitution.

SOCIAL SECURITY NUMBER OR OTHER
     IDENTIFYING NUMBER
____________________________

____________________________

Dated_____________________, 19 _______


Signature:_____________________________________________________________________

NOTICE: The above signature must correspond as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE:

                                    WARRANT

                                   EXHIBIT B

                          WARRANT AGENT'S FEE SCHEDULE

 [CUSIP LETTERHEAD]


                                               DATE:             11/14/1989
                                               TYPE:             C-BA4768
                                               INVOICE NO:       10368
                                               SUPPLEMENT DATE:  11/10/1989
                                               PAGE NUMBER:      1


STANDARD & POOR'S/McGRAW HILL/25 BROADWAY, NEW YORK, N.Y., 10004 /(212)208-8329

  Attn:  Steven J. Eisen
  Baker, Worthington, Crossley, Stansberry & Woolf
  1700 Nashville City Center
  Nashville, TN 37219


CUSIP NO.      DATED    COUPON   MATURITY   DESCRIPTION              AMOUNT

  New Issue: BANK NASHVILLE TEN
063787  10  5                            COM                         $74.00
063787  11  3                    12/31/1995 WT EXP
063787  20  4                    12/31/1995 UNIT 1 COM & WT EXP


      OK TO PAY
      /s/
      01-30-90


                           ( 1 ITEM(S)  474.00 )   TOTAL AMOUNT DUE;  $ 74.00



         FOR CUSTOMER SERVICE CALL: (212) 208-8339



PLEASE DETACH AND REMIT WITH YOUR PAYMENT      DATE:             11/14/1989
                                               TYPE:             C-BA4768
                                               INVOICE NO:       10368
                                               SUPPLEMENT DATE:  11/10/1989



Attn:  Steven J. Eisen
Baker, Worthington, Crossley, Stansberry & Woolf
1700 Nashville City Center
Nashville, TN  37219



                                                  TOTAL AMOUNT DUE =  $  74.00

                                   PD 12.6.89
                                   CK #839



           CUSIP (TM)